UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1206, Airport City, Israel, 7010000

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: +972-3-600-9030

Copies to:

Andrea Cataneo, Esq.

Richard A. Friedman, Esq.

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Center, 39th Floor

New York, New York 10112

Phone: (212) 653-8700

Fax: (212) 653-8701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On November 8, 2016, MySize, Inc. (the “Company”) issued a press release announcing that it will host the first public demonstration of the Company’s BoxSizeID at the Web Summit in Lisbon being held during the week of November 7, 2016.  BoxSizeID is an intuitive parcel measurement app that empowers customers to easily and quickly measure the size of a parcel and calculate its exact shipping cost. BoxSizeID also provides courier companies with an additional stream of accurate logistics data to better manage their delivery processes, before the parcels even arrive at their distribution centers.  The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)       Exhibits.

99.1	MySize, Inc. Press Release dated November 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: November 8, 2016	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	CEO